Exhibit 99.1 – Internal Letter to Sixth Street Direct Lending Team

Team,

As we announced this morning, after sixteen years at Sixth Street, Josh has made the personal decision to retire from the firm.

This is a bittersweet moment. We want to thank Josh for the tremendous contributions he’s made to our business, and for his tireless hustle and deep commitment to always creating the best possible outcomes for our investors.

On a personal level, Mike Griffin, Mike Fishman, Craig Hamrah, and I have been working together with Josh since we started our direct lending business. Josh, Fish, and I even go back to our time at Wells Fargo – more than twenty years. Josh has been a great colleague and teammate, and I look forward to our ongoing friendship.

As we’ve all been discussing together, our mission is unchanged. We’re built for this market and for the opportunity in front of us, and on behalf of Griff, Fish, Craig, Ian Simmonds, myself, and our leadership team as a whole, we could not be more confident in the capabilities of this team and the strength of our platform.

Bo